Exhibit 23.1


                  [MARSHALL & WEBER, CPA's, P.L.C. LETTERHEAD]


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion of our audit of the financial statements of FourthCAI, Inc. as of December 31, 2000 as part of this Form 10-KSB


                                   /s/ Marshall & Weber, CPA's, P.L.C.

Scottsdale, Arizona
March 26, 2001